Exhibit 10.4

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of December 23, 2009, is by and between Cambridge Heart, Inc., a Delaware corporation (the “Company”), and St. Jude Medical, Inc., a Minnesota corporation (the “Stockholder”).

WHEREAS, the Stockholder is the registered and beneficial owner of 5,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), of the Company, representing all of the issued and outstanding shares of Series C Preferred Stock;

WHEREAS, concurrently with this Agreement, the Company intends to issue and sell to certain investors shares of Series D Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Financing”) pursuant to the terms of a Securities Purchase Agreement by and among the Company and the investors named therein (the “Purchase Agreement”);

WHEREAS, in connection with the Financing, the Company desires to exchange (i) newly-issued shares of its Series C-1 Convertible Preferred Stock, par value $0.001 per share (the “Series C-1 Preferred Stock”), for all of the outstanding shares of its Series C Preferred Stock; and

WHEREAS, in order to facilitate the Financing, the Stockholder is willing to exchange all of its shares of Series C Preferred Stock for newly-issued shares of Series C-1 Preferred Stock.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

Section 1. Share Exchange. Subject to the terms and conditions of the Agreement, upon the Share Exchange Closing (as defined below), the Stockholder agrees to irrevocably assign, convey, transfer and deliver to the Company, and the Company agrees to receive from the Stockholder, 5,000 shares of Series C Preferred Stock (the “Series C Shares”).

Section 2. Consideration. Upon the Share Exchange Closing, the Company shall, in exchange for, and in full consideration of, the transfer by the Stockholder of the Series C Shares, issue to the Stockholder 5,000 shares of Series C-1 Preferred Stock (the “Exchange Shares”) having the rights, preferences, privileges and restrictions set forth in the form of Certificate of Designation attached hereto as Exhibit A (the “C-1 Certificate of Designation”). No commission or other remuneration is payable or given directly or indirectly to the Stockholder for soliciting the Stockholder’s exchange hereunder. Upon issuance, the Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any Encumbrances (as defined below).

Section 3. Exchange of Certificates. As soon as practicable after the date hereof, the Stockholder hereby agrees to deliver to the Company the stock certificate representing the Series C Shares (the “Series C Certificate”). Notwithstanding the failure of the Stockholder to deliver the Certificate to the Company, upon the execution of this Agreement and the Share Exchange Closing, all of the Series C Shares shall be deemed owned by the Company.

Section 4. Closing. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Share Exchange Closing, the C-1 Certificate of Designation. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the “Share Exchange Closing”) shall take place immediately prior to the Financing at the offices of Nutter, McClennen & Fish LLP or such other time, date and location as the parties shall mutually agree. At the Share Exchange Closing, the Company shall issue and deliver to the Stockholder a certificate representing the Exchange Shares issuable to the Stockholder pursuant to Section 2, against surrender of the Series C Certificate registered in the name of such Stockholder.

Section 5. Closing Conditions.

(a) The obligations of the Company in connection with the Share Exchange Closing shall be subject to the fulfillment or the waiver by the Company of each of the following: (i) the Stockholder shall have delivered or caused to be delivered to the Company the Series C Certificate accompanied by stock transfer powers duly endorsed to the Company and otherwise in form and substance satisfactory to counsel to the Company transferring to the Company title to the Series C Shares, and (ii) the Company and the investors named in the Purchase Agreement shall have executed and delivered the Purchase Agreement.

(b) The obligations of the Stockholder in connection with the Share Exchange Closing shall be subject to the fulfillment or the waiver by the Stockholder of each of the following: (i) the Company shall have delivered or caused to be delivered to the Company a certificate evidencing the Exchange Shares, registered in the name of the Company, (ii) the Company shall have performed and complied with all covenants contained in this Agreement required to be performed or complied with prior to the Share Exchange Close, and (iii) the Company and the investors named in the Purchase Agreement shall have executed and delivered the Purchase Agreement.

Section 6. Representations of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) Authority; Enforceability. The Stockholder has the full legal right, power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder, and constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(b) Title and Encumbrances. The Stockholder is the sole record and beneficial owner of the Series C Shares, and has good and marketable title to the Series C Shares, free and clear of all liens, restrictions, court, arbitral, or governmental orders, pledges, encumbrances, charges or security interests, voting agreements or trusts, or any purchase options, calls, rights of first refusal, or similar rights (collectively, “Encumbrances”). The delivery to the Company of the Series C Shares pursuant to the provisions of this Agreement will transfer to the Company valid title thereto, free and clear of any Encumbrances. The Series C Shares represent all of the shares of Series C Preferred Stock of the Company owned by the Stockholder.

(c) Investment Representations. The Stockholder understands that the Exchange Shares are restricted securities that that have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), that the Exchange Shares may not be offered, sold, transferred, or otherwise disposed of except pursuant to a registration under the Securities Act unless an exemption from such registration is available, and that in the absence of an effective registration statement covering the Exchange Shares or an available exemption from registration under the Securities Act, the Exchange Shares must be held indefinitely. The Stockholder is able to bear the economic risk of an investment in the Exchange Shares acquired pursuant to this Agreement and has sufficient knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the relative merits and risks of the Exchange Shares. The Stockholder understands that the Exchange Shares will be issued without any particular offering or disclosure document, and acknowledges that such Stockholder has had ample opportunity to ask questions of and receive answers from the Company, or a person or persons acting on the Company’s behalf, concerning risks and merits of the Exchange Shares and the business, finances and operations of the Company.

Section 7. Representations of the Company. The Company hereby represents and warrants to the Stockholder as follows:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the business, assets (including intangible assets), liabilities, financial condition, prospects, results of operation or properties of the Company or any subsidiary (a “Material Adverse Effect”).

(b) Authority; Enforceability. The Company has the full legal right, power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c) Issuance of Exchange Shares. The Exchange Shares have been duly authorized and, when issued in accordance with the terms of this Agreement in exchange for the Series C Shares will be duly and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable federal and state securities laws, will be free and clear of liens or encumbrances (other than those created by the Stockholder), and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. The issuance of the Exchange Shares is not and will not be subject to any preemptive rights, rights of first refusal or other preferential rights that have not been waived. The shares of Common Stock, par value $0.001 per share, issuable upon conversion of the Exchange Shares, when issued in accordance with the terms of this Agreement and the C-1 Certificate of Designation, will be validly issued, fully paid and nonassessable, will be issued in compliance with all applicable federal and state securities laws, will be free and clear of liens or encumbrances (other than those created by the Stockholder), and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. The issuance of such shares of Common Stock will not be subject to any preemptive rights, rights of first refusal or other preferential rights that have not been waived.

(d) No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Governmental Consent. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Exchange Shares, and the Common Stock issuable upon conversion thereof have been obtained, except for notices required to be filed with certain state and federal securities commissions after the sale or issuance of the Securities, which notices will be filed on a timely basis.

(f) Offering. The offer and issuance of the Exchange and the Common Stock issuable upon conversion thereof are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption or exemptions or invalidate such registration or qualification, as applicable.

(g) Finders’ Fees. The Company has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and neither the Company nor the Stockholder is obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement.

Section 8. Securities Purchase Agreement. Reference is made to the Securities Purchase Agreement dated as of March 21, 2007 between the Company and the Stockholder (the “Series C Agreement”). The Company and the Stockholder acknowledge and agree that, with respect to the agreements of the parties in Sections 4 and 5 of the Series C Agreement, references to the Shares and the Conversion Shares shall refer to, respectively, the Exchange Shares and the shares of Common Stock into which such Exchange Shares are convertible. This Agreement shall not otherwise affect the Series C Agreement, and provisions thereof that survive the Closing (as defined in the Series C Agreement) shall remain in full force and effect to the extent specified in the Series C Agreement.

Section 9. Survival of Representations and Warranties. The representations, warranties and covenants of the parties contained in this Agreement shall survive execution and delivery of this Agreement and the closing of the transactions contemplated hereby and shall continue in full force and effect for the benefit of the Company and the Stockholder, as the case may be.

Section 10. Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, executors and administrators. This Agreement is not assignable by the parties except by operation of law.

Section 11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

Section 12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, except to the extent that the application of the General Corporation Law of the State of Delaware is mandatorily applicable. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts located in Ramsey County or Hennepin County, Minnesota, U.S.A. or in Suffolk County or Middlesex County, Massachusetts, U.S.A. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Ramsey County or Hennepin County, Minnesota, U.S.A. or in Suffolk County or Middlesex County, Massachusetts, U.S.A. for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding has been commenced in an improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 13. Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, relating to such subject matter.

Section 14. Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Stockholder. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

Section 15. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be executed by their respective officers or partners thereunto duly authorized, as of the date first above written.

Cambridge Heart, Inc.			Address for Notice: 100 Ames Pond Drive
By:	/s/ Ali Haghighi-Mood		Tewksbury, MA 01876
	Name:	Ali Haghighi-Mood
	Title:	President and Chief Executive Officer

With a copy to:

Nutter McClennen & Fish LLP 155 Seaport Boulevard Boston, MA 02210
Attn. Michelle L. Basil

St. Jude Medical, Inc.			Address for Notice: One St. Jude Medical Drive
By:	/s/ Pam Krop		St. Paul, MN 55117
	Name:	Pam Krop
	Title:	Vice President and General Counsel

With a copy to:

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